This Power of Attorney is applicable only to registration statements, amendments of registration statements, applications for registration and similar or related documents pertaining to any series of (i) The First Trust Combined Series, (ii) The First Trust GNMA, (iii) The First Trust Special Situations Trust and
(iv) any unit investment trust of which Nike Securities L.P. acts as sponsor; whether or not any such series are in existence at the date hereof.

                        Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, the sole director of Nike Securities Corporation, the General Partner of Nike Securities L.P., an Illinois limited partnership, hereby constitutes and appoints JAMES A. BOWEN, ROBERT W. BREDEMEIER, CARLOS E. NARDO AND ROBERT M. PORCELLINO and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his seal thereto and file one or more Registration Statements on Form S-6 under the Securities Act of 1933 or any successor form required to be filed by Unit Investment Trusts under the Securities Act of 1933, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with respect to any series of (i) The First Trust Combined Series, (ii) The First Trust GNMA, (iii) The First Trust Special Situations Trust and
(iv) any unit investment trust of which Nike Securities L.P. acts as sponsor, whether or not in existence at the date hereof with any regulatory authority, federal or state, relating to the registration thereof, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

     IN  WITNESS WHEREOF, the undersigned sole director  of  Nike
Securities L.P. has hereunto set his hand this 31st day of January, 1996.

                                    ROBERT D. VAN KAMPEN

STATE OF ILLINOIS )
                  ) SS
COUNTY OF DUPAGE  )

     On this 31st day of January, 1996, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the personal whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.
                                                             Linda A. Belyea

(SEAL)

My Commission Expires:   1/31/98